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                                                                   EXHIBIT 23.19

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 4, 1999 (except for Note 11, as to which the date is June 29, 1999), with respect to the consolidated financial statements of Renaissance Media Group LLC incorporated by reference in the Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Charter Communications, Inc. for the registration of its 5 3/4% Convertible Senior Notes due 2005 and shares of its Class A Common Stock.


                                       /s/  ERNST & YOUNG LLP

New York, New York

February 6, 2001